Exhibit 10.1

This Note is issued August [__], 2023, and has not been registered under the Securities Act of 1933, as amended (the “33 Act”), and may not be sold, transferred, otherwise disposed of or offered for sale in the absence of an effective registration statement under the 33 Act and any applicable state or other securities law or an exemption from such registration.

ADS-TEC ENERGY, INC.

[FORM OF] SECURED PROMISSORY NOTE

$ [__]	August [__], 2023

FOR VALUE RECEIVED, ADS-TEC ENERGY, INC., a Delaware corporation (“Company”), unconditionally promises to pay to the order of [LENDER] (“Lender”), in the manner and at the place hereinafter provided, the principal amount of loans actually drawn pursuant to this Note in an aggregate principal amount for all such draws not to exceed such Lender’s total commitment of [__] Dollars ($[__]) on July 31, 2024; provided that Company may, at its option, prepay such amount at an earlier date on any Business Day prior to July 31, 2024 as provided herein.

Company also promises to (a) pay interest on the unpaid principal amount of loans actually drawn pursuant to this Note from the date hereof until paid in full at a rate per annum equal to 10% and (b) issue to Lender a redeemable warrant representing the right to purchase [__] ordinary shares, par value $0.0001 per ordinary share (the “Ordinary Shares”) of the Irish Guarantor, at an exercise price of $6.20 per Ordinary Share, pursuant to that certain Warrant Agreement by and between the Irish Guarantor, Company and Lender as of the date hereof. Interest on this Note shall be payable upon any prepayment of this Note (to the extent accrued on the amount being prepaid) and at maturity. All computations of interest shall be made by Lender on the basis of a 365/366-day year, for the actual number of days elapsed in the relevant period (including the first day but excluding the last day). In no event shall the interest rate payable on this Note exceed the maximum rate of interest permitted to be charged under applicable law.

1. Loan. Subject to the terms and conditions set forth herein, Lender agrees to make a loan to the Company on the date of issuance of this Note. The aggregate amount of such loan shall not exceed the amount of such Lender’s total commitment as described in the recitals hereof.

2. Payments. All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Lender located at its address specified opposite its signature below, or at such other place as Lender may direct. Whenever any payment on this Note is stated to be due on a day that is not a Business Day, such payment shall instead be made on the next Business Day, and such extension of time shall be included in the computation of interest payable on this Note. Each payment made hereunder shall be credited first to interest then due and the remainder of such payment shall be credited to principal, and interest shall thereupon cease to accrue upon the principal so credited. Each of Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of Company hereunder with respect to payments of principal or interest on this Note.

[Signature Page to Secured Promissory Note]

3. Prepayments. Company shall have the right at any time and from time to time to prepay the principal of this Note in whole or in part, without premium or penalty. Any prepayment hereunder shall be accompanied by any unpaid interest accrued on the principal amount of the Note being prepaid to the date of such prepayment.

4. Reference Agreements. This Note is secured pursuant to the provisions of the Security Agreement.

5. Covenants. Company covenants and agrees that until this Note is paid in full it will:

(a) promptly disclose in advance to Lender all material terms of all financing activities related to the loan evidenced by this Note as Lender may reasonably request;

(b) use the proceeds of the sale of this Note for working capital and general corporate purposes; and

(c) not repay any other indebtedness for borrowed money except (i) indebtedness of Company evidenced by those certain Unsecured Promissory Notes issued by Company on May 5, 2023, (ii) indebtedness of Company evidenced by those certain Secured Promissory Notes issued by Company on the date hereof, or (iii) in the ordinary course of business.

6. Representations and Warranties. Company hereby represents and warrants to Lender that:

(a) it is (i) a duly organized and validly existing corporation, (ii) in good standing or subsisting under the laws of the jurisdiction of its organization and (iii) has the corporate power and authority to own and operate its properties, to transact the business in which it is now engaged and to execute and deliver this Note;

(b) this Note constitutes the duly authorized, legally valid and binding obligation of Company, enforceable against Company in accordance with its terms;

(c) all consents and grants of approval required to have been granted by any Person in connection with the execution, delivery and performance of this Note have been granted;

(d) the execution, delivery and performance by Company of this Note do not and will not (i) violate any law, governmental rule or regulation, court order or agreement to which it is subject or by which its properties are bound or the charter documents or bylaws of Company or (ii) result in the creation of any lien or other encumbrance with respect to the property of Company;

(e) there is no action, suit, proceeding or governmental investigation pending or, to the knowledge of Company, threatened against Company or any of its subsidiaries or Guarantor or any of their respective assets which, if adversely determined, would have a material adverse effect on the business, operations, properties, assets, or financial condition of Company and its subsidiaries, taken as a whole, or the ability of Company to comply with its obligations hereunder; and

(f) the proceeds of the loan evidenced by this Note shall be used by Company for working capital and general corporate purposes.

7. Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:

(a) failure of Company to pay any principal under this Note when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, or failure of Company to pay any interest or other amount due under this Note within ten days after the date due; or

(b) failure of Company to perform or observe any other term, covenant or agreement to be performed or observed by it pursuant to this Note; or

(c) any representation or warranty made by Company to Lender in connection with this Note shall prove to have been false in any material respect when made; or

(d) suspension of the usual business activities of Company or Guarantor or the complete or partial liquidation of Company’s or Guarantor’s business; or

(e) (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or Guarantor in an involuntary case under Title 11 of the United States Code entitled “Bankruptcy” (as now and hereinafter in effect, or any successor thereto, the “Bankruptcy Code”) or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or Guarantor under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or Guarantor or over all or a substantial part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Company or Guarantor for all or a substantial part of its property shall have occurred; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or Guarantor, and, in the case of any event described in this clause (ii), such event shall have continued for 60 days unless dismissed, bonded or discharged; or

(f) an order for relief shall be entered with respect to Company or Guarantor or Company or Guarantor shall commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or Guarantor shall make an assignment for the benefit of creditors; or Company or Guarantor shall be unable or fail, or shall admit in writing its inability, to pay its debts as such debts become due; or

(g) Company or Guarantor shall challenge, or institute any proceedings to challenge, the validity, binding effect or enforceability of this Note or the Guaranty or any endorsement of this Note or any other obligation to Lender; or

(h) any provision of this Note, the Security Agreement, or the Guaranty or any provision hereof or thereof shall cease to be in full force or effect or shall be declared to be null or void or otherwise unenforceable in whole or in part; or Lender shall not have or shall cease to have a valid and perfected first priority security interest in the collateral described in the Security Agreement; or Guarantor or any Person acting by or on behalf of Guarantor shall deny or disaffirm Guarantor’s obligations under the Guaranty; or Guarantor shall default (beyond any applicable grace period) in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty.

8. Remedies. Upon the occurrence of any Event of Default specified in Section 7(e) or 7(f) above, the principal amount of this Note together with accrued interest thereon shall become immediately due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by Company). Upon the occurrence and during the continuance of any other Event of Default Lender may, by written notice to Company, declare the principal amount of this Note together with accrued interest thereon to be due and payable, and the principal amount of this Note together with such interest shall thereupon immediately become due and payable without presentment, further notice, protest or other requirements of any kind (all of which are hereby expressly waived by Company).

9. Definitions. The following terms used in this Note shall have the following meanings (and any of such terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference):

“Business Day” means any day other than a Saturday, Sunday or legal holiday under the laws of the State of New York or any other day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Event of Default” means any of the events set forth in Section 7.

“German Guarantor” means ADS-Tec Energy GmbH, a limited liability company under German law, registered with the commercial register (Handelsregister) at the local court (Amtsgericht) of Stuttgart under number HRB 762810, and its permitted successors and assigns under the German Guaranty.

“German Guaranty” means that certain Guarantee Agreement dated as of August 18, 2023 between German Guarantor, Lender and the other lenders party thereto, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Guarantor” means each of the German Guarantor and the Irish Guarantor.

“Guaranty” means each of the German Guaranty and the Irish Guaranty.

“Irish Guarantor” means ADS-Tec Energy Public Limited Company, a public limited company incorporated under the laws of Ireland with company registration number 700539 and having its registered office at 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland, and its permitted successors and assigns under the Irish Guaranty.

“Irish Guaranty” means that certain Deed of Guarantee and Indemnity dated August 18, 2023 between Irish Guarantor, Lender and the other lenders party thereto, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Person” means any individual, partnership, limited liability company, joint venture, firm, corporation, association, bank, trust or other enterprise, whether or not a legal entity, or any government or political subdivision or any agency, department or instrumentality thereof.

“Security Agreement” means that certain Security Agreement dated August 18, 2023 between Borrower, Lender and the other lenders party thereto, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

10. Miscellaneous.

(a) All notices and other communications provided for hereunder shall be in writing (including faxes) and mailed, telecopied, or delivered as follows: if to Company, at its address specified opposite its signature below; and if to Lender, at its address specified opposite its signature below; or in each case at such other address as shall be designated by Lender or Company. All such notices and communications shall, when mailed, faxed or sent by overnight courier, be effective when deposited in the mails, delivered to the overnight courier, as the case may be, or sent by fax. Electronic mail may be used to distribute routine communications; provided that no signature with respect to any notice, request, agreement, waiver, amendment, or other documents may be sent by electronic mail.

(b) No failure or delay on the part of Lender or any other holder of this Note to exercise any right, power or privilege under this Note and no course of dealing between Company and Lender shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Note are cumulative to, and not exclusive of, any rights or remedies that Lender would otherwise have. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Lender to any other or further action in any circumstances without notice or demand.

(c) Company and any endorser of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

(d) THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND LENDER HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(e) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS NOTE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS NOTE. Company hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Company at its address set forth below its signature hereto, such service being hereby acknowledged by Company to be sufficient for personal jurisdiction in any action against Company in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Lender to bring proceedings against Company in the courts of any other jurisdiction.

(f) COMPANY AND, BY THEIR ACCEPTANCE OF THIS NOTE, LENDER AND ANY SUBSEQUENT HOLDER OF THIS NOTE, HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS NOTE AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Company and, by their acceptance of this Note, Lender and any subsequent holder of this Note, each (i) acknowledges that this waiver is a material inducement to enter into a business relationship, that the other parties have already relied on this waiver in entering into this relationship, and that each party will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that it has either (x) reviewed this waiver with its legal counsel or (y) had the opportunity and sufficient time to consult with and obtain advice from legal counsel regarding the provisions in this Note and the Guaranty and was encouraged to consult with legal counsel and that it knowingly and voluntarily waives its jury trial rights. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS NOTE. In the event of litigation, this provision may be filed as a written consent to a trial by the court.

(g) Company hereby waives the benefit of any statute or rule of law or judicial decision that would otherwise require that the provisions of this Note be construed or interpreted most strongly against the party responsible for the drafting thereof.

IN WITNESS WHEREOF, Company has caused this Secured Promissory Note to be executed and delivered by its duly authorized officer as of the day and year and at the place first above written.

ADS-TEC ENERGY, INC.

Name: Wolfgang Breme
Title: Chief Financial Officer

c/o ADS-TEC Energy Group
Heinrich-Hertz-Straße 1
72622 Nürtingen, Germany
Attention: Wolfgang Breme
Telephone: +49 7022 2522 1480
Email: w.breme@ads-tec-energy.com

with a copy to (which shall not constitute notice):

Reed Smith LLP
2850 N. Harwood Street, Suite 1500
Dallas, TX 75201
Attention: Lynwood E. Reinhardt
Email: lreinhardt@reedsmith.com

and

Reed Smith LLP
650 Town Center Drive, Suite 1600
Costa Mesa, CA 92626
Attention: Christopher J. Raidy
Email: craidy@reedsmith.com

[Signature Page to Secured Promissory Note]

IN WITNESS WHEREOF, Lender has caused this Secured Promissory Note to be executed and delivered by its duly authorized officer as of the day and year and at the place first above written.

[LENDER]

Name:
Title:
Address:[__]
Telephone: [__]
Fax: [__]
Email: [__]

[Signature Page to Secured Promissory Note]